CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement on Form SB-2 of our report dated November 26, 2001, relating to the financial statements of RAY Development, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                        MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

New York, New York
January 8, 2002